EXHIBIT 99.1

Donegal Group Inc. Announces Significantly Improved Second Quarter and First Half 2015 Results

MARIETTA, Pa., July 28, 2015 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) (NASDAQ:DGICB) today reported its financial results for the second quarter and first half of 2015. Highlights include:

  Net income of $6.5 million, or 24 cents per diluted Class A share, for the second quarter of 2015, a significant improvement compared to $1.9 million, or 7 cents per diluted Class A share, for the second quarter of 2014
  Net income of $13.3 million, or 49 cents per diluted Class A share, for the first half of 2015, compared to $1.3 million, or 5 cents per diluted Class A share, for the first half of 2014
  Operating income1 of $6.2 million, or 23 cents per diluted Class A share, for the second quarter of 2015, compared to $596,000, or 2 cents per diluted Class A share, for the second quarter of 2014
  Operating income of $12.4 million, or 45 cents per diluted Class A share, for the first half of 2015, compared to $20,000 for the first half of 2014
  Statutory combined ratio1 of 96.4% for the second quarter of 2015, compared to 102.1% for the prior-year second quarter
  9.3% increase in net premiums written to $165.6 million for the second quarter of 2015, primarily reflecting continuing growth in commercial lines
  Book value per share of $15.62 at June 30, 2015, compared to $15.40 at year-end 2014

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$ 150,458	$ 136,589	10.2%	$ 296,988	$ 270,137	9.9%
Investment income, net	5,157	4,614	11.8	10,106	9,230	9.5
Realized gains	390	2,034	-80.8	1,437	1,946	-26.2
Total revenues	158,017	145,482	8.6	312,789	285,821	9.4
Net income	6,465	1,939	233.4	13,319	1,304	921.4
Operating income[1]	6,211	596	942.1	12,385	20	NM2

Per Share Data
Net income – Class A (diluted)	$ 0.24	$ 0.07	242.9%	$ 0.49	$ 0.05	880.0%
Operating income – Class A (diluted)	0.23	0.02	1050.0	0.45	--	NM
Book value	15.62	15.25	2.4	15.62	15.25	2.4

1The "Definitions of Non-GAAP and Operating Measures" section of this release defines and reconciles data that the Company prepares on an accounting basis other than U.S. generally accepted accounting principles ("GAAP").

2Not meaningful.

Kevin G. Burke, President and Chief Executive Officer of Donegal Group Inc., noted, "Our continued execution of Donegal Group's long-term strategic business plan contributed to the solid results we achieved for the first half of 2015. Net income for the first half of 2015 was $13.3 million, a strong improvement over our net income for the first half of 2014, reflecting our continued premium growth, improved underwriting profitability in virtually every line of business we write and a higher contribution from our investing activities.

"Net premiums written growth in the first half included an additional $10.7 million in net writings from Michigan Insurance Company ('MICO') that resulted from our decision to eliminate MICO's external quota-share reinsurance agreement effective January 1, 2015. Since we acquired MICO in late 2010, MICO has reduced incrementally the percentage it reinsured. This incremental acquisition growth has complemented our organic growth initiatives and contributed to our above-industry-average growth rate over the past four years," Mr. Burke added.

"We also grew organically, reflecting our strategic emphasis on leveraging our position as a well-capitalized regional insurance group serving the independent agency market with competitive products, best-in-class technology and service tailored to fit the specific characteristics and needs of our regional markets.

"Our strong agency relationships played a key role in our ability to achieve commercial renewal premium increases in the mid-single-digit range during the first half of 2015. We also continue to expand the distribution of our commercial products across our regions, appoint new commercially focused agents and commit additional resources to support our existing agency relationships. These marketing initiatives support a continuing flow of new business opportunities," Mr. Burke said.

Mr. Burke concluded, "In both our commercial lines and personal lines business segments, we are focused on quality underwriting, expanding our use of predictive modeling and maintaining rate adequacy. These elements contributed to our improved underwriting profitability for both business segments in the first half of 2015. In particular, the 98.9% statutory combined ratio for our personal lines segment for the first half of 2015 reflected the benefits of premium rate increases and other underwriting initiatives we have employed in recent years."

Donald H. Nikolaus, Chairman, further remarked, "In executing our strategic business plan, we strive to outperform the property and casualty insurance industry in terms of service, profitability and book value growth over the long term. Our underwriting results for the first half clearly benefited from the various strategies we have employed over recent years, as did our investment results, and we believe Donegal Group will continue to benefit from these strategies in future periods."

Mr. Nikolaus added, "Along with our revenue growth, we have seen steady expansion of our invested assets. As a result, we are beginning to see year-over-year increases in investment income. At June 30, 2015, our book value per share increased to $15.62, compared to $15.40 at December 31, 2014. The increase in book value per share reflected our positive earnings, offset partially by a lesser amount of unrealized gains within our available-for-sale fixed maturities portfolio at June 30, 2015."

Insurance Operations

Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and seven Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, South Dakota and Wisconsin). The insurance subsidiaries of Donegal Group and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group.

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$ 55,635	$ 51,966	7.1%	$ 107,972	$ 102,522	5.3%
Homeowners	33,395	31,170	7.1	57,805	54,085	6.9
Other	4,852	4,613	5.2	9,048	8,383	7.9
Total personal lines	93,882	87,749	7.0	174,825	164,990	6.0
Commercial lines:
Automobile	20,005	17,510	14.2	40,128	34,770	15.4
Workers' compensation	25,259	22,345	13.0	53,989	48,923	10.4
Commercial multi-peril	24,342	21,713	12.1	49,377	43,791	12.8
Other	2,068	2,118	(2.4)	3,884	3,543	9.6
Total commercial lines	71,674	63,686	12.5	147,378	131,027	12.5
Total net premiums written	$ 165,556	$ 151,435	9.3%	$ 322,203	$ 296,017	8.8%

The Company's net premiums written increased 9.3% for the second quarter of 2015 compared to the second quarter of 2014. This increase represented the combination of 12.5% growth in commercial lines net premiums written and 7.0% growth in personal lines net premiums written. The $14.1 million growth in net premiums written for the second quarter of 2015 compared to the second quarter of 2014 included:

  $5.3 million, or 3.5% of total net premiums written, related to the termination of the MICO quota-share reinsurance agreement that increased the amount of business MICO retained.
  $4.8 million in commercial lines premiums, in addition to the MICO reinsurance change, that the Company attributed primarily to premium rate increases and new commercial accounts the Company's insurance subsidiaries have written throughout their operating regions.
  $4.0 million in personal lines premiums, in addition to the MICO reinsurance change, that the Company attributed primarily to premium rate increases the Company has implemented over the past four quarters and lower reinsurance reinstatement premiums.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Statutory Combined Ratios
Personal Lines:
Automobile	101.7%	103.3%	100.6%	100.6%
Homeowners	98.3	90.9	98.5	100.3
Other	78.0	105.9	83.3	113.4
Total personal lines	99.4	99.5	98.9	101.1
Commercial Lines:
Automobile	98.2	128.4	99.8	114.5
Workers' compensation	100.5	90.6	94.2	94.1
Commercial multi-peril	85.4	109.7	93.8	114.4
Total commercial lines	92.4	105.8	93.7	105.1
Total lines	96.4%	102.1%	96.6%	102.7%

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	59.1%	63.2%	59.2%	62.4%
Loss ratio (weather-related)	5.9	8.5	6.0	10.0
Expense ratio	33.3	31.9	33.0	31.6
Dividend ratio	0.4	0.4	0.5	0.3
Combined ratio	98.7%	104.0%	98.7%	104.3%

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, commented, "We were pleased with the performance of our commercial lines business segment during the second quarter of 2015. In particular, we attributed the 85.4% quarterly combined ratio in our commercial multi-peril line of business to generally favorable weather conditions and a lower incidence of large commercial fire losses across our operating regions."

For the second quarter of 2015, the Company's statutory loss ratio decreased to 65.1%, compared to 72.0% for the second quarter of 2014. Weather-related losses of $8.9 million for the second quarter of 2015 contributed 5.9 percentage points to the Company's loss ratio, improving from the $11.6 million of weather-related losses, or 8.5 percentage points of the Company's loss ratio, for the second quarter of 2014. Weather-related loss activity in the second quarter of 2015 was also favorable compared to the Company's five-year average for second-quarter weather losses of $12.7 million. For the first half of 2015, weather-related losses were $17.7 million, which represented a significant reduction from the $26.9 million of weather-related losses the Company incurred for the first half of 2014.

Large fire losses, which the Company defines as individual fire losses in excess of $50,000, for the second quarter of 2015 were $5.9 million, or 3.9 percentage points of the Company's loss ratio, lower than the $9.3 million of large fire losses, or 6.8 percentage points of the Company's loss ratio, the Company incurred for the second quarter of 2014. First half of 2015 large fire losses totaled $16.7 million, comparing favorably to $19.4 million for the first half of 2014.

Development of reserves for losses incurred in prior accident years added 2.6 percentage points to the Company's loss ratio for the second quarter of 2015, compared to 4.4 percentage points for the second quarter of 2014. For the six-month periods ended June 30, 2015 and 2014, development of reserves for losses incurred in prior accident years added 1.1 and 2.1 percentage points, respectively, to the Company's loss ratios.

The Company's statutory expense ratio1 was 30.9% for the second quarter of 2015, compared to 29.6% for the second quarter of 2014. The increase in the Company's statutory expense ratio reflected increased underwriting-based incentive costs for the second quarter of 2015.

Investment Operations

Donegal Group's investment strategy is to generate an appropriate amount of after-tax income from its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had 89.3% of its consolidated investment portfolio invested in diversified, highly rated and marketable fixed-maturity securities at June 30, 2015.

	June 30, 2015		December 31, 2014
	Amount	%	Amount	%
	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$ 92,613	10.7%	$ 74,878	9.0%
Obligations of states and political subdivisions	372,511	43.2	377,241	45.3
Corporate securities	109,306	12.7	106,171	12.7
Mortgage-backed securities	196,006	22.7	184,252	22.1
Total fixed maturities	770,436	89.3	742,542	89.1
Equity securities, at fair value	33,885	3.9	30,822	3.7
Investments in affiliates	39,202	4.6	39,284	4.7
Short-term investments, at cost	19,165	2.2	20,293	2.5
Total investments	$ 862,688	100.0%	$ 832,941	100.0%

Average investment yield	2.4%		2.3%
Average tax-equivalent investment yield	3.2%		3.1%
Average fixed-maturity duration (years)	4.5		4.1

Net investment income of $5.2 million for the second quarter of 2015 increased 11.8% compared to $4.6 million in net investment income for the second quarter of 2014. The increase in net investment income reflected primarily a decreased allocation of expenses to the investment function for the second quarter of 2015. Net realized investment gains were $390,461 for the second quarter of 2015, compared to $2.0 million for the second quarter of 2014. The Company had no impairments in its investment portfolio that it considered to be other than temporary during the first six months of 2015 or 2014.

Mr. Miller, in commenting on the Company's investment operations, noted, "Our invested assets have grown by $70.9 million, or 9.0%, since the end of 2013. We are benefiting from our focus on reinvesting the proceeds of called and maturing securities over that period of time. The growth in our invested assets is generating an increased level of investment income in spite of continuing challenges we face in striving to maintain our average portfolio investment yield in the current interest rate environment. Our allocation of a portion of our portfolio to dividend-paying equity securities has also generated an increased contribution of dividend income to our net investment income for the first half of 2015 compared to the prior-year first half."

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation ("DFSC"). DFSC owns all of the outstanding stock of Union Community Bank. The Company accounts for its investment in DFSC using the equity method of accounting. The Company's equity in the earnings of DFSC was $341,527 for the second quarter of 2015, compared to $348,625 for the second quarter of 2014. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company's insurance subsidiaries also prepare financial statements based on statutory accounting principles state insurance regulators prescribe or permit ("SAP"). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes provide value in managing its business and for comparison to the financial results of its peers. These non-GAAP measures are operating income (loss) and statutory combined ratio.

Operating income (loss) is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income (loss) as net income (loss) excluding after-tax net realized investment gains or losses. Because the Company's calculation of operating income (loss) may differ from similar measures other companies use, investors should exercise caution when comparing the Company's measure of operating income (loss) to the measures other companies report.

The following table provides a reconciliation of the Company's net income to the Company's operating income for the periods indicated:

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(dollars in thousands, except per share amounts)

Reconciliation of Net Income to Operating Income
Net income	$ 6,465	$ 1,939	233.4%	$ 13,319	$ 1,304	921.4%
Realized gains (after tax)	(254)	(1,343)	-81.1	(934)	(1,284)	-27.3
Operating income	$ 6,211	$ 596	942.1%	$ 12,385	$ 20	NM

Per Share Reconciliation of Net Income to Operating Income
Net income – Class A (diluted)	$ 0.24	$ 0.07	242.9%	$ 0.49	$ 0.05	880.0%
Realized gains (after tax)	(0.01)	(0.05)	-80.0	(0.04)	(0.05)	-20.0
Operating income – Class A	$ 0.23	$ 0.02	1050.0%	$ 0.45	$ --	NM

Net income – Class B	$ 0.21	$ 0.07	200.0%	$ 0.45	$ 0.04	1025.0%
Realized gains (after tax)	--	(0.05)	NM	(0.04)	(0.04)	0.0
Operating income – Class B	$ 0.21	$ 0.02	950.0%	$ 0.41	$ --	NM

Statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written; and
  the statutory dividend ratio, which is the ratio of dividends to holders of workers' compensation policies to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call and Webcast

The Company will hold a conference call and webcast on Tuesday, July 28, 2015, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link on the Company's web site at http://investors.donegalgroup.com. A replay of the conference call will also be available via the Company's web site.

About the Company

Donegal Group is an insurance holding company. The Company's Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized "main street" property and casualty insurers, Donegal Group has grown profitably since its formation in 1986. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the property and casualty insurance industry in terms of service, profitability and growth in book value.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which our insurance subsidiaries operate, interest rates, competition from various insurance and other financial businesses, acts of terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended June 30,
	2015	2014

Net premiums earned	$ 150,458	$ 136,589
Investment income, net of expenses	5,157	4,614
Net realized investment gains	390	2,034
Lease income	190	214
Installment payment fees	1,480	1,682
Equity in earnings of DFSC	342	349
Total revenues	158,017	145,482

Net losses and loss expenses	97,839	97,887
Amortization of deferred acquisition costs	24,826	22,025
Other underwriting expenses	25,203	21,547
Policyholder dividends	688	607
Interest	390	443
Other expenses	678	653
Total expenses	149,624	143,162

Income before income tax expense	8,393	2,320
Income tax expense	1,928	381

Net income	$ 6,465	$ 1,939

Net income per common share:
Class A - basic	$ 0.24	$ 0.08
Class A - diluted	$ 0.24	$ 0.07
Class B - basic and diluted	$ 0.21	$ 0.07

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A - basic	22,002,187	20,961,526
Class A - diluted	22,378,472	21,350,364
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$ 165,556	$ 151,435

Book value per common share at end of period	$ 15.62	$ 15.25

Annualized return on average equity	6.0%	1.9%

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Six Months Ended June 30,
	2015	2014

Net premiums earned	$ 296,988	$ 270,137
Investment income, net of expenses	10,106	9,230
Net realized investment gains	1,437	1,946
Lease income	390	427
Installment payment fees	3,000	3,323
Equity in earnings of DFSC	868	758
Total revenues	312,789	285,821

Net losses and loss expenses	193,779	195,520
Amortization of deferred acquisition costs	48,836	43,344
Other underwriting expenses	49,036	42,005
Policyholder dividends	1,606	1,002
Interest	721	809
Other expenses	1,403	1,615
Total expenses	295,381	284,295

Income before income tax expense	17,408	1,526
Income tax expense	4,089	222

Net income	$ 13,319	$ 1,304

Net income per common share:
Class A - basic	$ 0.50	$ 0.05
Class A - diluted	$ 0.49	$ 0.05
Class B - basic and diluted	$ 0.45	$ 0.04

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A - basic	21,769,110	20,917,529
Class A - diluted	22,247,476	21,302,041
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$ 322,203	$ 296,017

Book value per common share at end of period	$ 15.62	$ 15.25

Annualized return on average equity	6.2%	0.7%

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$ 298,311	$ 307,392
Available for sale, at fair value	472,125	435,150
Equity securities, at fair value	33,885	30,822
Investments in affiliates	39,202	39,284
Short-term investments, at cost	19,165	20,293
Total investments	862,688	832,941
Cash	36,902	35,579
Premiums receivable	147,260	133,307
Reinsurance receivable	259,757	253,636
Deferred policy acquisition costs	52,845	48,299
Prepaid reinsurance premiums	118,829	115,872
Other assets	41,164	39,021
Total assets	$ 1,519,445	$ 1,458,655

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$ 565,174	$ 538,258
Unearned premiums	436,819	408,646
Accrued expenses	16,965	19,430
Borrowings under line of credit	47,500	53,500
Subordinated debentures	5,000	5,000
Other liabilities	10,843	17,686
Total liabilities	1,082,301	1,042,520
Stockholders' equity:
Class A common stock	234	224
Class B common stock	56	56
Additional paid-in capital	216,828	200,349
Accumulated other comprehensive income	1,439	5,354
Retained earnings	232,593	223,254
Treasury stock, at cost	(14,006)	(13,102)
Total stockholders' equity	437,144	416,135
Total liabilities and stockholders' equity	$ 1,519,445	$ 1,458,655
CONTACT: For Further Information:
         Jeffrey D. Miller, Executive Vice President &
         Chief Financial Officer
         Phone: (717) 426-1931
         E-mail: investors@donegalgroup.com